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                                                                    EXHIBIT 99.1

October 6, 1995



TOREADOR ROYALTY ANNOUNCES ACQUISITION OF ADDITIONAL INTERESTS IN MATADOR FIELD



Toreador Royalty Corporation announced today that it had acquired an additional 11.5% working interest in the five well Matador Field located in Motley County, Texas. Toreador already held a 25% working interest as well as a 15% royalty interest in this property. This field is still under development with two additional wells anticipated to be drilled before the close of 1995.

Toreador spent $207,600 in this transaction, adding an estimated 42,400 net barrels to its reserves at an acquisition cost of $4.90 per barrel.

Toreador owns in excess of 530,000 net mineral acres located primarily in the Texas Panhandle and West Texas. In addition, the Company owns working or royalty interests in Texas, New Mexico, Oklahoma, Arkansas, and Louisiana. Toreador's Common Stock is traded in the NASDAQ market under the symbol "TRGL."



Contact:                  Peter R. Vig, Chairman
                          214/369-0080





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